Management’s Report on Assessment of Compliance with Applicable Servicing Criteria

On May 1, 2023, JPMorgan Chase Bank, N.A. (the “Bank” or the “Asserting Party”) acquired certain servicing rights and obligations beginning as of May 1, 2023 from the FDIC, as receiver for First Republic Bank. The Bank did not acquire First Republic Bank nor did the Bank acquire any servicing obligations for dates prior to May 1, 2023.

The Asserting Party is responsible for assessing compliance as of December 31, 2023 and for the period from May 1, 2023 through December 31, 2023 (the “Reporting Period”) with the applicable servicing criteria as set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans for which servicing for others was acquired from the FDIC as receiver for First Republic Bank (the “Platform”), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform. Exhibit B identifies the individual asset-backed transactions and securities constituting the Platform.

With respect to servicing criteria 1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xiii), the Asserting Party has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI

200.06 for the vendors and related criteria.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria during the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, during the Reporting Period, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform except as noted in Exhibit C.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2023 and for the Reporting Period as set forth in this report.

JPMorgan Chase Bank, N. A.

By: /s/ Michelle Silwonuk

Name: Michelle Silwonuk

Title: Managing Director

Date: February 28, 2024

EXHIBIT A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.			X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122 (d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

1 The Asserting Party monitors events of default pursuant to the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X2
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X3
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X4
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X5
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X

2 The Asserting Party provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements but is not responsible for filing reports with the commission.

3 The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

4 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Asserting Party’s records or such other number of days as may be specified in the transaction agreements.

5 The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Asserting Party	Performed by Vendor(s)
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X6
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

		X	X7
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X	X7
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

6 Two Vendors provide information used by the Asserting Party to pay taxes and insurance on behalf of obligors.

7 For the period May 1, 2023, through October 31, 2023, two Vendors provide information used by the Asserting Party to pay tax and insurance on behalf of the obligors.

EXHIBIT B

AMALGAMATED BANK	JPMMT 2013-3	MSRM 2014-1
AMERIS BANK	JPMMT 2014-1	NEXBANK
BANKUNITED	JPMMT 2014-2	NORTHFIELD BANK
BART 2003-5	JPMMT 2014-5	NRP 2013-1
BEAR STEARNS	JPMMT 2014-IVR3	OCWEN
BMO HARRIS BANK NA	JPMMT 2014-IVR6	SAMI 2005-AR5
CAL FED	JPMMT 2015-1	SEQUOIA 2020-4
CATHAY BANK	JPMMT 2015-3	SEQUOIA 2003-4
CITIZENS BANK, N.A.	JPMMT 2015-4	SEQUOIA 2007-2
CITY FIRST BK	JPMMT 2015-5	SEQUOIA 2007-3
CMLT 2005-6	JPMMT 2015-6	SEQUOIA 2012-6
COLORADO FED SAV BK	JPMMT 2015-IVR2	SEQUOIA 2013-10
CSMC 2013-6	JPMMT 2016-1	SEQUOIA 2013-11
CSMC 2013-HYB1	JPMMT 2016-2	SEQUOIA 2013-2
CSMC 2013-IVR1	JPMMT 2016-3	SEQUOIA 2013-3
CSMC 2013-IVR2	JPMMT 2016-5	SEQUOIA 2013-4
CSMC 2013-IVR3	JPMMT 2017-3	SEQUOIA 2013-7
CSMC 2013-IVR4	JPMMT 2017-5	SEQUOIA 2013-8
CSMC 2014-IVR1	JPMMT 2017-6	SEQUOIA 2014-1
CSMC 2014-IVR3	JPMMT 2018-3	SEQUOIA 2014-4
CSMC 2015-1	JPMMT 2018-4	SEQUOIA 2015-1
CSMC 2015-2	JPMMT 2018-7FRB	SEQUOIA 2015-2
CSMC 2015-3	JPMMT 2018-9	SEQUOIA 2015-3
CSMC 2015-WIN1	JPMMT 2019-HYB1	SEQUOIA 2015-4
CSMT 2015-1	JPMMT 2019-INV1	SEQUOIA 2016-1
CSMT 2015-3	JPMMT 2020-7	SEQUOIA 2016-2
DELTA COMMUNITY CU	JPMMT 2020-8	SEQUOIA 2016-3
DIME BANK	JPMMT 2021-3	SEQUOIA 2017-1
DLJ/CREDIT SUISSE	JPMMT 2021-INV1	SEQUOIA 2017-2
FIRST CITIZENS BANK	MASTI 2003-4	SEQUOIA 2017-3
FIRST INTERSTATE BK	MERRILL LYNCH	SEQUOIA 2017-4
FNMA (FRB Loans)	MLCC 2005-3	SEQUOIA 2017-5
FRMT 2020-1	MLCC 2006-2	SEQUOIA 2017-6
HARBORVIEW 2003-2	MLMI 2005-A1	SEQUOIA 2017-7
HARBORVIEW 2004-1	MLMI 2005-A10	SEQUOIA 2017-CH1
JPMMAC	MOR STAN MTG CAP HLD	SEQUOIA 2017-CH2

EXHIBIT B (CONTINUED)

SEQUOIA 2018-1	THB 2004-2
SEQUOIA 2018-2	THB 2004-3
SEQUOIA 2018-3	THB 2004-4
SEQUOIA 2018-4	THB 2005-1
SEQUOIA 2018-6	THB 2005-2
SEQUOIA 2018-7	THB 2005-3
SEQUOIA 2018-CH1	THB 2005-4
SEQUOIA 2018-CH2	THB 2006-1
SEQUOIA 2018-CH3	THB 2006-3
SEQUOIA 2018-CH4	THB 2006-4
SEQUOIA 2019-2	THB 2006-5
SEQUOIA 2019-3	THB 2006-6
SEQUOIA 2019-4	THB 2007-1
SEQUOIA 2019-5	THB 2007-2
SEQUOIA 2019-CH1	THB 2007-3
SEQUOIA 2019-CH2	THB 2007-4
SEQUOIA 2020-1	TIAA BANK
SEQUOIA 2020-2	TIAA WL Trust
SEQUOIA 2020-3	TRI COUNTIES BANK
SEQUOIA 2020-MC1	WASHINGTON TR CO
SIMMONS BANK	WEBSTER BANK
STIFEL BANK & TRUST	WMMSC
SYNOVUS BANK	ZIONS BANCORPORATION NA
THB 2003-2
THB 2003-4
THB 2003-5
THB 2003-6
THB 2004-1

EXHIBIT C

1122(d)(2)(v): Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

Custodial accounts for certain transactions were not maintained at an institution meeting the minimum rating agency requirements set forth in applicable agreements.

1122(d)(4)(vi): Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

An instance was identified where a title transfer occurred without obtaining approval as required by the applicable transaction agreement.

1122(d)(4)(x)(b): Regarding any funds held in trust for an obligor (such as escrow accounts): Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws.

Certain instances were identified where interest on funds held in trust for an obligor was not paid or credited in accordance with state laws.